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                     CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-21075, 333-68121 and 333-70445) and Form S-3
(No. 333-69151) of International Network Services of our report dated July 23, 1999 (except Note 10 which is dated as of August 9, 1999) relating to the consolidated financial statements and financial statement schedule, which appears in this Annual Report on Form 10-K.

     /s/ PricewaterhouseCoopers

San Jose, California
August 25, 1999